Page 2 of 32 Table of Contents Page Executive Summary 3 Corporate Information 6 Consolidated Balance Sheets 8 Consolidated Statements of Operations 9 Funds from Operations & Adjusted Funds from Operations 10 Consolidated Same-Store Property Performance 11 NOI Detail 12 Debt Summary & Debt Metrics 13 Debt Maturities, Composition & Hedging Instruments 14 Debt Covenant Compliance 15 Existing Portfolio Summary 16 Office Properties by Location 17 Office Properties Occupancy Detail 18 15 Largest Office Tenants 19 Studio Properties & Services 20 Office Leasing Activity 21 Expiring Office Leases Summary 22 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters 23 In Process & Future Development Pipeline 25 Consolidated & Unconsolidated Ventures 26 Definitions 27 Non-GAAP Reconciliations 30 Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “HPP,” “we,” “us,” or “our.” This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic or real estate developments in our target markets; general economic conditions; defaults on, early terminations of or non-renewal of leases by tenants; fluctuations in interest rates and increased operating costs; our failure to obtain necessary outside financing, maintain an investment grade rating or maintain compliance with covenants under our financing arrangements; our failure to generate sufficient cash flows to service our outstanding indebtedness and maintain dividend payments; lack or insufficient amounts of insurance; decreased rental rates or increased vacancy rates; difficulties in identifying properties to acquire or dispose and completing acquisitions or dispositions; our failure to successfully operate acquired properties and operations; our failure to maintain our status as a REIT; the loss of key personnel; environmental uncertainties and risks related to adverse weather conditions and natural disasters; financial market and foreign currency fluctuations; risks related to acquisitions generally, including the diversion of management’s attention from ongoing business operations and the impact on customers, tenants, lenders, operating results and business; the inability to successfully integrate acquired properties, realize the anticipated benefits of acquisitions or capitalize on value creation opportunities; changes in the tax laws and uncertainty as to how those changes may be applied; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K as well as other risks described in documents we file with the Securities and Exchange Commission, or SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. This Supplemental Information also includes non-GAAP financial measures, which are accompanied by what we consider the most directly comparable financial measures calculated and presented in accordance with GAAP. In addition, quantitative reconciliations of the differences between the most directly comparable GAAP and non-GAAP financial measures presented are also provided within this Supplemental Information. Definitions of these non-GAAP financial measures, along with that of HPP’s Share of certain of these measures, can be found in the Definitions section of this Supplemental information.

Executive Summary

Three Months Ended September 30, 2024

"Year to date, we have leased 1.6 million square feet of office space, 25% ahead of this time last year, and following nearly 540,000 square feet signed in the third quarter, our leasing pipeline and touring activity remain strong," commented Victor Coleman, Hudson Pacific's Chairman and CEO. "Growth in west coast tenant requirements has begun to outpace the broader US office market, a trend we anticipate will continue, given more 4-5 day in-office mandates from major employers, slowing tech layoffs, solid venture and AI investments, and increased venture fundraising activity. On the studios side, while Los Angeles show counts have yet to normalize post-strike, we presently have contracts for or interest in nearly 80% of our film and television stages, with demand coalescing around 2025 production starts and recently bolstered by the Governor's proposal to increase California's film and television tax credit program to three quarters of a billion dollars.

"While all of these positive developments point to meaningfully improved operating performance in the year ahead, we are laser focused on maintaining financial flexibility, and with no debt maturities until the end of 2025, we have good momentum on multiple asset-level transactions to further enhance balance sheet strength."

	Three Months Ended	
Unaudited, in thousands, except share data	**9/30/24**	**9/30/23**
OPERATIONAL HIGHLIGHTS		
Office		
In-service % occupied	79.1 %	81.3 %
In-service % leased	80.0 %	83.1 %
Leases executed (square feet)	539,272	519,167
% change in GAAP rent	(11.5)%	9.4 %
% change in cash rent	(13.3)%	8.7 %
Weighted average lease term (in months)	74.7	36.6
Net effective rent per square foot	$ 50.49	$ 35.63
Studio		
In-service stage % leased	75.9 %	89.9 %
In-service total % leased	73.8 %	83.5 %
FINANCIAL HIGHLIGHTS		
Total revenues	$ 200,393	$ 231,443
Net loss attributable to common stockholders	$ (97,918)	$ (37,597)
Net loss per diluted share	$ (0.69)	$ (0.27)
FFO (excluding specified items) per common stock/unit—diluted[(1)]	$ 0.10	$ 0.18
FFO per common stock/unit—diluted[(1)]	$ 0.05	$ 0.18
AFFO per common stock/unit—diluted[(1)]	$ 0.11	$ 0.20
AFFO payout ratio[(1)]	— %	— %
GAAP same-store NOI growth[(2)]	(22.1)%	(6.9)%
Cash same-store NOI growth[(2)]	(14.5)%	0.4 %
Weighted average common stock/units outstanding—diluted	145,640	143,483
BALANCE SHEET HIGHLIGHTS		
HPP's share of debt, net/HPP's share of undepreciated book value[(2)]	37.4 %	38.6 %
HPP's share of debt, net/cash adjusted EBITDAre for selected ratios[(2)]	10.9x	9.3x
Weighted average years to maturity—HPP's share of secured and unsecured debt	2.9	3.7
Unsecured revolving credit facility undrawn capacity	$ 605,000	$ 480,000
Unrestricted cash and cash equivalents	$ 90,692	$ 75,040

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 10 for a reconciliation of net loss to FFO and AFFO.

(2) See pages 30-32 for non-GAAP reconciliations.

Page 3 of 32

Page 4 of 32 Executive Summary (continued) Three Months Ended September 30, 2024 Financial Results Compared to Third Quarter 2023 • Total revenue of $200.4 million compared to $231.4 million, almost entirely due to the sale of One Westside and expiration of the Block lease at 1455 Market last year, all partially offset by growth in studio revenue • Net loss attributable to common stockholders of $97.9 million, or $0.69 per diluted share, compared to net loss of $37.6 million, or $0.27 per diluted share, largely attributable to non-cash impairments associated with potential asset sales, along with the items affecting revenue, all partially offset by reduced depreciation and interest expense • FFO, excluding specified items, of $14.3 million, or $0.10 per diluted share, compared to $26.1 million, or $0.18 per diluted share, mostly attributable to the items affecting revenue and lower FFO attributable to non- controlling interests. Specified items consisted of a one-time straight-line rent reserve related to transitioning a tenant to cash basis reporting of $3.9 million, or $0.03 per diluted share; a non-cash revaluation associated with a loan swap unqualified for hedge accounting of $2.2 million, or $0.02 per diluted share; a non-cash deferred tax asset write-off of $1.2 million, or $0.01 per diluted share; and transaction-related expense of $0.3 million, or $0.00 per diluted share. There were no specified items for the third quarter 2023 • FFO of $6.8 million, or $0.05 per diluted share, compared to $26.1 million, or $0.18 per diluted share • AFFO of $15.8 million, or $0.11 per diluted share, compared to $28.1 million, or $0.20 per diluted share, primarily attributable to the items affecting FFO • Same-store cash NOI of $96.9 million, compared to $113.2 million, mostly due to tenant move outs, including Block at 1455 Market Leasing • Executed 85 new and renewal leases totaling 539,272 square feet, with significant leases including: ◦ 42,000-square-foot new lease at Page Mill Hill with an 11-year term ◦ 41,000-square-foot renewal lease at 901 Market with an approximately 10-year term ◦ 31,000-square-foot new lease at Bentall Centre with an approximately 11-year term ◦ 27,000-square-foot new lease at Palo Alto Square with an approximately 11-year term ◦ 24,000-square-foot new lease at Page Mill Center with a 4-year term ◦ 18,000-square-foot renewal at Concourse with a 15-year term • GAAP and cash rents decreased 11.5% and 13.3% from prior levels, respectively, but excluding a 29,000- square-foot short-term lease extension in Los Angeles, and two mid-size Bay Area leases totaling 68,000 square feet, GAAP and cash rent spreads would have been essentially flat • In-service office portfolio ended the quarter at 79.1% occupied and 80.0% leased, compared to 78.7% occupied and 80.0% leased, respectively, in second quarter of this year, with the change in occupancy primarily due to leases signed in the San Francisco Peninsula and Silicon Valley. But for the designation of Foothill Research Center as held-for-sale, the Company's in-service office portfolio would have ended the quarter at 79.3% occupied and 80.2% leased • On average over the trailing 12 months, the in-service studio portfolio was 73.8% leased, and the stages were 75.9% leased, compared to 76.1% and 78.1%, respectively, in the second quarter of this year, with the change due to a single tenant move out at Sunset Las Palmas Studios last year Transactions • Entered into a contract to sell Foothill Research Center, a 195,121-square-foot office asset in Palo Alto and reclassified the property as held-for-sale Balance Sheet as of September 30, 2024 • $695.7 million of total liquidity comprised of $90.7 million of unrestricted cash and cash equivalents and $605.0 million of undrawn capacity under the unsecured revolving credit facility • $12.0 million and $183.1 million, or $6.0 million and $46.8 million at HPP's share, of undrawn capacity under construction loans secured by Sunset Glenoaks Studios and Sunset Pier 94 Studios, respectively • HPP's share of net debt to HPP's share of undepreciated book value was 37.4% with 91.5% of debt fixed or capped with no maturities until November 2025 Note: Definitions for commonly used terms on pages 27-29.

Page 5 of 32 Executive Summary (continued) Three Months Ended September 30, 2024 Note: Definitions for commonly used terms on pages 27-29. Dividend • The Company's Board of Directors suspended payment of a quarterly dividend on its common stock and declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share Personnel Update • Stefanie Bourne has been promoted to EVP, Studios effective October 15, 2024, and will oversee studio and production services sales, production services operations, and strategic initiatives for the Company's studio business. Bourne most recently served as SVP, Studio Operations and Strategic Initiatives. Prior to joining Hudson Pacific, she worked at the Walt Disney Company in global development for parks, experiences and products, and in real estate investments for Colony Capital • Anne Mehrtens has been promoted to EVP, Studio Real Estate & Southern California Office Operations effective October 15, 2024, and will continue to oversee studio real estate and office operations in Los Angeles, having recently served as an SVP with similar responsibilities. Prior to joining Hudson Pacific, she worked in asset management for Topa Management Company

Page 6 of 32 Corporate Information Executive Management: Victor J. Coleman Chief Executive Officer and Chairman Mark Lammas President Lisa Burelli Chief People Officer Harout Diramerian Chief Financial Officer Drew B. Gordon Chief Investment Officer Kay L. Tidwell Executive Vice President, General Counsel and Chief Risk Officer Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. Andy Wattula Chief Operating Officer Christopher Barton Executive Vice President, Development and Capital Investments Laura Campbell Executive Vice President, Investor Relations and Marketing Steven Jaffe Executive Vice President, Business Affairs Shawn McGarry Executive Vice President, Northern California Office Operations Dale Shimoda Executive Vice President, Finance Arthur X. Suazo Executive Vice President, Leasing Chuck We Executive Vice President, Pacific Northwest/Canada Office Operations Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer (retired), WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Michael Nash Co-Founder and Chairman (retired), Blackstone Real Estate Debt Strategies Barry Sholem Founder and Partner, MSD Partners, L.P. and Chairman and Senior Advisor, BDT & MSD Partners Andrea Wong President (retired), International Production, Sony Pictures Television Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Officer, Catellus Development Corporation Ebs Burnough Managing Director, Hatch House Media and President and Founder, Ebs Burnough Solutions International Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Board of Directors:

Corporate Information (continued)

Corporate Contact:

Corporate Headquarters
11601 Wilshire Boulevard
Ninth Floor
Los Angeles, CA 90025
(310) 445-5700

Website
www.hudsonpacificproperties.com

Investor Relations
Laura Campbell
Executive Vice President, Investor Relations and Marketing
(310) 622-1702

Equity Research Coverage:

BMO Capital Markets
John Kim
(212) 885-4115

BTIG
Tom Catherwood
(212) 738-6140

Citigroup Global Markets
Michael Griffin
(212) 816-5871

Goldman Sachs
Caitlin Burrows
(212) 902-4736

Green Street Advisors
Dylan Burzinski
(949) 640-8780

Jefferies LLC
Peter Abramowitz
(212) 336-7241

Mizuho Securities
Vikram Malhotra
(212) 282-3827

Morgan Stanley
Ronald Kamdem
(212) 296-8319

Piper Sandler & Company
Alexander Goldfarb
(212) 466-7937

Scotiabank
Nicholas Yulico
(212) 225-6904

Wedbush
Richard Anderson
(212) 931-7001

Wells Fargo Securities
Blaine Heck
(443) 263-6529

Wolfe Research
Andrew Rosivach
(646) 582-9250

Rating Agencies:

Fitch Ratings
Peter Siciliano
(646) 582-4760

Moody's Investor Service
Ranjini Venkatesan
(212) 553-3828

Standard & Poor's
Hannah Gray
(646) 784-0134

Page 7 of 32

Page 8 of 32 Consolidated Balance Sheets In thousands, except share data 9/30/24 12/31/23 (Unaudited) ASSETS Investment in real estate, net $ 6,548,957 $ 6,484,459 Non-real estate property, plant and equipment, net 122,958 118,783 Cash and cash equivalents 90,692 100,391 Restricted cash 23,243 18,765 Accounts receivable, net 14,985 24,609 Straight-line rent receivables, net 205,779 220,787 Deferred leasing costs and intangible assets, net 324,498 326,950 Operating lease right-of-use assets 359,266 376,306 Prepaid expenses and other assets, net 95,517 94,145 Investment in unconsolidated real estate entities 227,418 252,711 Goodwill 264,144 264,144 Assets associated with real estate held for sale 39,935 — TOTAL ASSETS $ 8,317,392 $ 8,282,050 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 4,139,702 $ 3,945,314 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 264,645 203,736 Operating lease liabilities 366,599 389,210 Intangible liabilities, net 23,550 27,751 Security deposits, prepaid rent and other 79,397 88,734 Liabilities associated with real estate held for sale 31,064 — Total liabilities 4,971,093 4,720,881 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 50,172 57,182 Equity HPP stockholders' equity: 4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference,18,400,000 authorized; 17,000,000 shares outstanding at 9/30/24 and 12/31/23 425,000 425,000 Common stock, $0.01 par value, 481,600,000 authorized, 141,232,361 and 141,034,806 shares outstanding at 9/30/24 and 12/31/23, respectively 1,403 1,403 Additional paid-in capital 2,603,414 2,651,798 Accumulated other comprehensive loss (2,344) (187) Total HPP stockholders’ equity 3,027,473 3,078,014 Non-controlling interest—members in consolidated real estate entities 166,477 335,439 Non-controlling interest—units in the operating partnership 92,362 80,719 Total equity 3,286,312 3,494,172 TOTAL LIABILITIES AND EQUITY $ 8,317,392 $ 8,282,050

HUDSON PACIFIC PROPERTIES

Consolidated Statements of Operations

Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended	
	9/30/24	9/30/23	9/30/24	9/30/23
REVENUES				
Office				
Rental revenues	$ 162,908	$ 199,633	$ 506,931	$ 605,776
Service and other revenues	4,034	3,954	11,125	11,735
Total office revenues	166,942	203,587	518,056	617,511
Studio				
Rental revenues	13,720	13,482	41,761	46,109
Service and other revenues	19,731	14,374	72,599	65,254
Total studio revenues	33,451	27,856	114,360	111,363
Total revenues	**200,393**	**231,443**	**632,416**	**728,874**
OPERATING EXPENSES				
Office operating expenses	79,502	80,521	227,753	231,342
Studio operating expenses	35,339	31,655	110,400	103,578
General and administrative	19,544	17,512	59,959	55,177
Depreciation and amortization	86,672	98,580	265,324	294,654
Total operating expenses	**221,057**	**228,268**	**663,436**	**684,751**
OTHER INCOME (EXPENSES)				
Loss from unconsolidated real estate entities	(3,219)	(759)	(6,443)	(2,219)
Fee income	1,437	340	3,933	5,026
Interest expense	(45,005)	(53,581)	(133,253)	(162,036)
Interest income	542	800	1,975	1,407
Management services reimbursement income—unconsolidated real estate entities	989	1,015	3,187	3,138
Management services expense—unconsolidated real estate entities	(989)	(1,015)	(3,187)	(3,138)
Transaction-related expenses	(269)	—	(2,306)	1,344
Unrealized loss on non-real estate investments	(1,081)	(2,265)	(3,024)	(2,269)
Gain on sale of real estate	—	16,108	—	23,154
Impairment loss	(36,543)	—	(36,543)	—
Gain on extinguishment of debt	—	—	—	10,000
Other (expense) income	(28)	5	1,449	139
Total other expenses	**(84,166)**	**(39,352)**	**(174,212)**	**(125,454)**
Loss before income tax (provision) benefit	**(104,830)**	**(36,177)**	**(205,232)**	**(81,331)**
Income tax (provision) benefit	(2,183)	425	(2,693)	(715)
Net loss	**(107,013)**	**(35,752)**	**(207,925)**	**(82,046)**
Net income attributable to Series A preferred units	(153)	(153)	(459)	(459)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(15,141)	(15,141)
Net income attributable to participating securities	—	—	(409)	(850)
Net loss attributable to non-controlling interest in consolidated real estate entities	10,777	1,752	18,697	375
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	968	931	3,086	2,333
Net loss attributable to common units in the operating partnership	2,550	672	5,004	1,600
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	**$ (97,918)**	**$ (37,597)**	**$ (197,147)**	**$ (94,188)**
BASIC AND DILUTED PER SHARE AMOUNTS				
Net loss attributable to common stockholders—basic	(0.69)	$ (0.27)	(1.40)	(0.67)
Net loss attributable to common stockholders—diluted	(0.69)	$ (0.27)	(1.40)	(0.67)
Weighted average shares of common stock outstanding—basic	141,232	140,938	141,179	140,957
Weighted average shares of common stock outstanding—diluted	141,232	140,938	141,179	140,957

Page 9 of 32

Funds from Operations & Adjusted Funds from Operations

Unaudited, in thousands, except per share data

FUNDS FROM OPERATIONS

	Three Months Ended		Nine Months Ended	
	9/30/24	9/30/23	9/30/24	9/30/23
Net loss	$ (107,013)	$ (35,752)	$ (207,925)	$ (82,046)
Adjustments:				
Depreciation and amortization—consolidated	86,672	98,580	265,324	294,654
Depreciation and amortization—non-real estate assets	(8,031)	(8,300)	(24,223)	(25,524)
Depreciation and amortization—HPP's share from unconsolidated real estate entities	1,231	1,165	4,388	3,623
Gain on sale of real estate	—	(16,108)	—	(23,154)
Impairment loss—real estate assets	36,543	—	36,543	—
Unrealized loss on non-real estate investments	1,081	2,265	3,024	2,269
FFO attributable to non-controlling interests	1,508	(10,509)	(9,601)	(37,371)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(15,600)	(15,600)
FFO to common stock/unit holders	**6,791**	**26,141**	**51,930**	**116,851**
Specified items impacting FFO:				
Transaction-related expenses	269	—	2,306	(1,344)
Non-cash deferred tax asset write-off—HPP's share	1,170	—	1,170	3,516
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	2,219	—	3,529	—
One-time straight-line rent reserve—HPP's share	3,871	—	3,871	—
Prior period net property tax adjustment—HPP's share	—	—	—	(1,469)
One-time gain on debt extinguishment	—	—	—	(10,000)
One-time tax impact of gain on debt extinguishment	—	—	—	2,751
FFO (excluding specified items) to common stock/unit holders	**$ 14,320**	**$ 26,141**	**$ 62,806**	**$ 110,305**
Weighted average common stock/units outstanding—diluted	145,640	143,483	145,564	143,519
FFO per common stock/unit—diluted	$ 0.05	$ 0.18	$ 0.36	$ 0.81
FFO (excluding specified items) per common stock/unit—diluted	$ 0.10	$ 0.18	$ 0.43	$ 0.77

ADJUSTED FUNDS FROM OPERATIONS

	Three Months Ended		Nine Months Ended	
	9/30/24	9/30/23	9/30/24	9/30/23
FFO (excluding specified items)	$ 14,320	$ 26,141	$ 62,806	$ 110,305
Adjustments:				
GAAP non-cash revenue (straight-line rent and above/below-market rents)	6,147	2,470	8,047	(9,326)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,695	1,919	4,999	5,556
Non-real estate depreciation and amortization	8,031	8,300	24,223	25,524
Non-cash interest expense	1,599	3,121	5,209	12,822
Non-cash compensation expense	5,926	5,519	19,347	16,904
Recurring capital expenditures, tenant improvements and lease commissions	(21,962)	(19,359)	(56,350)	(67,483)
AFFO	**$ 15,756**	**$ 28,111**	**$ 68,281**	**$ 94,302**
Dividends paid to common stock/unit holders	$ —	$ —	$ 15,377	$ 54,960
AFFO payout ratio	— %	— %	22.5 %	58.3 %

Note: Definitions for commonly used terms on pages 27-29.

Page 10 of 32

Consolidated Same-Store Property Performance

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS	Three Months Ended			Nine Months Ended		
	9/30/24	9/30/23	% Change	9/30/24	9/30/23	% Change
Same-store office statistics						
Number of properties	40	40		40	40	
Square feet	11,394,547	11,394,547		11,394,547	11,394,547	
Average % occupied	76.7 %	83.5 %		77.2 %	83.1 %	
Same-store studio statistics						
Number of properties	3	3		3	3	
Square feet	1,211,168	1,211,168		1,211,168	1,211,168	
Average % leased	73.8 %	83.5 %		73.8 %	83.5 %	
Same-store NOI(1)						
Office revenues	$ 151,766	$ 174,466	(13.0)%	$ 473,847	$ 526,710	(10.0)%
Office expenses	71,058	69,805	1.8	204,327	200,400	2.0
Same-store office NOI	80,708	104,661	(22.9)	269,520	326,310	(17.4)
Studio revenues	14,769	14,360	2.8	54,382	54,309	0.1
Studio expenses	9,813	8,993	9.1	33,985	30,533	11.3
Same-store studio NOI	4,956	5,367	(7.7)	20,397	23,776	(14.2)
Total same-store NOI	**$ 85,664**	**$ 110,028**	**(22.1)%**	**$ 289,917**	**$ 350,086**	**(17.2)%**

SAME-STORE ANALYSIS (CASH BASIS)	Three Months Ended			Nine Months Ended		
	9/30/24	9/30/23	% Change	9/30/24	9/30/23	% Change
Same-store NOI (cash basis)						
Office cash revenues	$ 161,711	$ 176,830	(8.6)%	$ 485,880	$ 526,224	(7.7)%
Office cash expenses	70,043	68,766	1.9	201,274	197,222	2.1
Same-store office NOI (cash basis)	91,668	108,064	(15.2)	284,606	329,002	(13.5)
Studio cash revenues	14,959	14,053	6.4	54,292	53,110	2.2
Studio cash expenses	9,770	8,879	10.0	33,851	30,194	12.1
Same-store studio NOI (cash basis)	5,189	5,174	0.3	20,441	22,916	(10.8)
Total same-store NOI (cash basis)	**$ 96,857**	**$ 113,238**	**(14.5)%**	**$ 305,047**	**$ 351,918**	**(13.3)%**

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 30 for non-GAAP reconciliations.

Page 11 of 32

HUDSON PACIFIC PROPERTIES

NOI Detail

Three Months Ended September 30, 2024 | Unaudited, in thousands

	Same-Store Office	Same-Store Studio	Non-Same-Store Office	Non-Same-Store Studio	Total
REVENUE					
Cash rent	$ 129,659	$ 10,295	$ 12,658	$ 3,452	$ 156,064
Cash tenant recoveries	28,038	163	2,487	—	30,688
Straight-line rent	(10,578)	(181)	(41)	—	(10,800)
Amortization of above/below-market leases, net	1,050	—	145	—	1,195
Amortization of lease incentive costs	(417)	(9)	(93)	—	(519)
Total rental revenue	147,752	10,268	15,156	3,452	176,628
Service and other revenues	4,014	4,501	20	15,230	23,765
Total revenue	**151,766**	**14,769**	**15,176**	**18,682**	**200,393**
OPERATING EXPENSES					
Property operating expenses	70,043	9,770	8,478	24,763	113,054
Straight-line rent	371	—	(57)	746	1,060
Non-cash compensation expense	16	43	—	7	66
Amortization of above/below-market ground leases, net	628	—	23	10	661
Total operating expenses	**71,058**	**9,813**	**8,444**	**25,526**	**114,841**
CONSOLIDATED NOI[(1)]	**$ 80,708**	**$ 4,956**	**$ 6,732**	**$ (6,844)**	**$ 85,552**
Add: HPP's share of NOI from unconsolidated real estate entity[(2)]	—	—	2,462	—	2,462
Less: NOI attributable to non-controlling interests[(2)]	9,540	2,270	(3)	(173)	11,634
HPP's share of NOI	**$ 71,168**	**$ 2,686**	**$ 9,197**	**$ (6,671)**	**$ 76,380**
Reconciliation to Cash NOI					
Consolidated NOI	$ 80,708	$ 4,956	$ 6,732	$ (6,844)	$ 85,552
Straight-line rent, net	10,949	181	(16)	746	11,860
Non-cash compensation expense	16	43	—	7	66
Amortization of above/below-market leases, net	(1,050)	—	(145)	—	(1,195)
Amortization of lease incentive costs	417	9	93	—	519
Amortization of above/below-market ground leases, net	628	—	23	10	661
CONSOLIDATED CASH NOI	**$ 91,668**	**$ 5,189**	**$ 6,687**	**$ (6,081)**	**$ 97,463**
Add: HPP's share of cash NOI from unconsolidated real estate entity[(2)]	—	—	1,648	—	1,648
Less: Cash NOI attributable to non-controlling interests[(2)]	13,363	2,384	(3)	(169)	15,575
HPP's share of Cash NOI	**$ 78,305**	**$ 2,805**	**$ 8,338**	**$ (5,912)**	**$ 83,536**

Note: Definitions for commonly used terms on pages 27-29.

(1) See page 30 for non-GAAP reconciliations.

(2) See page 26 for a list of our consolidated and unconsolidated joint venture properties.

Page 12 of 32

Hudson Pacific Properties

Debt Summary & Debt Metrics

As of September 30, 2024 | Unaudited, in thousands

DEBT SUMMARY

	Outstanding Balance	HPP's Share	Stated Interest Rate	Maturity Date[1]
UNSECURED DEBT				
Series B notes	$ 259,000	$ 259,000	4.69%	12/16/25
Series D notes	150,000	150,000	3.98%	7/6/26
Unsecured revolving credit facility[2]	295,000	295,000	SOFR + 1.15% to 1.60%	12/21/26
3.95% Registered senior notes	400,000	400,000	3.95%	11/1/27
Series C notes	56,000	56,000	4.79%	12/16/27
5.95% Registered senior notes	350,000	350,000	5.95%	2/15/28
4.65% Registered senior notes	500,000	500,000	4.65%	4/1/29
3.25% Registered senior notes	400,000	400,000	3.25%	1/15/30
Total unsecured debt	**2,410,000**	**2,410,000**		
SECURED DEBT				
Element LA	168,000	168,000	4.59%	11/6/25
1918 Eighth	314,300	172,865	SOFR + 1.40%	12/18/25
Hollywood Media Portfolio	1,100,000	561,000	SOFR + 1.10%	8/9/26
Acquired Hollywood Media Portfolio debt	(30,233)	(30,233)	SOFR + 2.11%	8/9/26
Hollywood Media Portfolio, net	1,069,767	530,767		
Sunset Glenoaks Studios[2]	88,583	44,292	SOFR + 3.10%	1/9/27
Hill7	101,000	55,550	3.38%	11/6/28
Total secured debt	**1,741,650**	**971,474**		
Total unsecured and secured debt	**$ 4,151,650**	**$ 3,381,474**		
Consolidated joint venture partner debt	$ 66,136	$ —	4.50%	10/9/32
UNCONSOLIDATED DEBT				
Bentall Centre[2]	476,619	95,324	CORRA + 2.30%	7/1/27
Sunset Pier 94 Studios[2]	100	26	SOFR + 4.75%	9/9/28
Total unconsolidated debt	**$ 476,719**	**$ 95,350**		

DEBT METRICS

Total unsecured and secured debt	$ 4,151,650
Less: Consolidated cash and cash equivalents	(90,692)
Consolidated debt, net	$ 4,060,958
Less: Partners' share of consolidated unsecured and secured debt	(770,176)
Add: HPP's share of unconsolidated real estate entities' debt	95,350
Add: Partners' share of consolidated cash and cash equivalents	23,604
Less: HPP's share of unconsolidated real estate entities' cash and cash equivalents	(1,607)
HPP's share of debt, net	$ 3,408,129
HPP's share of debt, net/HPP's share of undepreciated book value[3]	**37.4 %**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios[3]	10.8x
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios[3]	**10.9x**

Note: Definitions for commonly used terms on pages 27-29.

(1) Maturity dates include the effect of extension options, which are subject to certain criteria and/or lender discretion.

(2) As of September 30, 2024, we had undrawn capacity of $605.0 million on our unsecured revolving credit facility, $2.6 million on our Bentall Centre loan, $6.0 million on our Sunset Glenoaks Studios loan and $46.8 million on our Sunset Pier 94 Studios loan (amounts at HPP's share).

(3) See pages 31-32 for non-GAAP reconciliations.

Page 13 of 32

Page 14 of 32 Debt Maturities, Composition & Hedging Instruments(1) Unaudited, in thousands DEBT COMPOSITION Weighted Average Amount % of Total Debt Effective Interest Rate Years to Maturity HPP’s share of secured and unsecured debt Unsecured $2,410,000 69.3% 4.7% 3.4 Secured 1,066,824 30.7 4.9 1.8 Total $3,476,824 100.0% 4.8% 2.9 HPP’s share of fixed, capped, and floating rate debt Fixed(2) $3,137,506 90.2% 4.6% 3.0 Capped 44,292 1.3 7.6 2.3 Floating 295,026 8.5 6.6 2.2 Total $3,476,824 100.0% 4.8% 2.9 GAAP effective rate 4.9% Debt Maturity Schedule $259,000 $445,000 $456,000 $350,000 $500,000 $400,000 $— $340,865 $530,767 $139,616 $55,576 Secured Unsecured 2024 2025 2026 2027 2028 2029 2030 + $0 $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 Note: Definitions for commonly used terms on pages 27-29. (1) Reflects HPP’s share of principal amortization and maturities based on contractual maturity dates, including impact of extension options, and excluding unamortized deferred financing costs, loan discounts/premiums, and consolidated joint venture partners’ debt. (2) Fixed rate debt includes debt subject to interest rate swaps. HEDGING INSTRUMENTS Underlying Debt Instrument HPP Notional Amount Effective Date Maturity Date Strike/Swap Rate Underlying Index Interest rate swaps 1918 Eighth $172,865 2/1/23 10/18/25 3.75% SOFR Hollywood Media Portfolio, net $351,186 8/15/23 6/15/26 3.31% SOFR Bentall Centre $95,324 11/1/23 7/1/27 4.36% CORRA Hollywood Media Portfolio $180,000 2/9/24 8/9/26 4.13% SOFR Interest rate caps Sunset Glenoaks Studios $50,300 8/15/22 1/9/25 4.50% SOFR

Page 15 of 32 Debt Covenant Compliance(1) Covenant Actual Performance Unsecured revolving credit facility and term loans Total liabilities to total asset value(2) ≤ 65% 48.7% Unsecured indebtedness to unencumbered asset value(2) ≤ 65% 45.3% Adjusted EBITDA to fixed charges ≥ 1.5x 1.7x Secured indebtedness to total asset value ≤ 45% 21.2% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.3x Private Placement (Series B, C, and D Notes) Total liabilities to total asset value ≤ 60% 52.7% Unsecured indebtedness to unencumbered asset value(2) ≤ 65% 55.8% Adjusted EBITDA to fixed charges ≥ 1.5x 1.7x Secured indebtedness to total asset value ≤ 45% 22.9% Unencumbered NOI to unsecured interest expense ≥ 2.0x 2.3x Unsecured registered senior notes Debt to total assets ≤ 60% 44.0% Total unencumbered assets to unsecured debt ≥ 150% 263.2% Consolidated income available for debt service to annual debt service charge ≥ 1.5x 1.7x Secured debt to total assets ≤ 45% 19.0% (1) Covenants and actual performance reflect most restrictive terms and definitions of latest amended and restated credit agreement or indentures governing unsecured registered senior notes in accordance with our financial results as of September 30, 2024, at which time the operating partnership was in compliance. (2) Based on the provisions of the fourth quarter 2023 amendment to the unsecured revolving credit facility, the total leverage and the unsecured leverage thresholds have been extended from 60% to 65% through December 31, 2024 (or until such time as the private placement covenant calculations are amended to reflect the recent adjustments to the credit facility covenants, if sooner).

Existing Portfolio Summary
Unaudited, in thousands, except per share data

	Three Months Ended				
	9/30/24	6/30/24	3/31/24	12/31/23	9/30/23
Number of office properties owned	46	46	46	46	48
In-service office square feet	13,684,033	13,858,966	13,852,533	13,853,005	14,437,595
In-service office % leased	80.0 %	80.0 %	80.5 %	81.9 %	83.1 %
In-service office % occupied	79.1 %	78.7 %	79.0 %	80.8 %	81.3 %
Number of studio properties owned	5	5	5	5	5
In-service studio square feet[1]	1,452,168	1,232,462	1,231,278	1,231,278	1,231,335
In-service studio % leased	73.8 %	76.1 %	76.9 %	80.4 %	83.5 %

YTD HPP's Share NOI % Office vs. Studio[2]


100.0%
Office
Studio

YTD HPP's Share NOI % by Region


3.1%
17.2%
40.2%
17.4%
22.1%
Silicon Valley
Los Angeles
Vancouver
San Francisco
Seattle

HPP's Share ABR % by Industry[3]


18.3%
36.0%
5.7%
7.6%
7.6%
8.5%
16.3%
Technology
Legal
Business Services
Other
Media & Entertainment
Retail
Financial Services

HPP's Share Tech ABR % by Public/ Private Tenants & Age[4]


7.8%
10.1%
82.1%
Public
Private < 10 Yrs.
Private > 10 Yrs.

Note: Definitions for commonly used terms on pages 27-29.
(1) See page 20 for a list of in-service studio properties.
(2) See page 30 for non-GAAP reconciliations.
(3) Includes the in-service population of office and studio properties.
(4) Reflects status of tenant or tenant's parent entity. There can be no assurance that tenant's parent entity will satisfy lease and other obligations upon default.

Page 16 of 32

Office Properties by Location

	Properties	Square Feet	% Occupied	% Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California							
Hollywood	5	967,194	100.0 %	100.0 %	$ 66,839,973	$ 34,088,387	$ 69.11
West Los Angeles	2	783,435	94.5	94.5	42,386,983	42,386,983	57.23
Downtown Los Angeles	2	234,664	86.4	86.4	9,861,754	9,861,754	48.61
Subtotal	**9**	**1,985,293**	**96.2**	**96.2**	**119,088,710**	**86,337,124**	**62.33**
San Francisco Bay Area, California							
North San Jose	5	2,642,413	57.5	58.6	71,999,311	71,999,311	47.40
San Francisco	7	2,427,109	75.0	75.1	118,671,223	108,144,165	65.18
Palo Alto	6	951,146	87.4	87.4	69,497,262	69,497,262	83.57
Redwood Shores	4	950,017	77.5	79.4	50,021,432	50,021,432	67.97
Foster City	1	724,381	85.4	85.7	38,692,824	38,692,824	62.56
Santa Clara	1	284,903	70.2	73.3	10,080,869	10,080,869	50.40
Subtotal	**24**	**7,979,969**	**71.7**	**72.5**	**358,962,921**	**348,435,863**	**62.69**
Seattle, Washington							
Denny Triangle	4	1,339,621	99.9	100.0	55,897,686	37,050,303	41.78
Pioneer Square	5	845,658	59.0	62.5	20,527,458	20,527,458	41.16
Subtotal	**9**	**2,185,279**	**84.0**	**85.5**	**76,425,144**	**57,577,761**	**41.61**
Vancouver, British Columbia							
Downtown Vancouver	1	1,533,492	88.4	90.1	42,079,348	8,415,870	31.05
Subtotal	**1**	**1,533,492**	**88.4**	**90.1**	**42,079,348**	**8,415,870**	**31.05**
TOTAL IN-SERVICE OFFICE[(1)]	**43**	**13,684,033**	**79.1 %**	**80.0 %**	**$ 596,556,123**	**$ 500,766,618**	**$ 55.09**

Note: Definitions for commonly used terms on pages 27-29.

(1) Excludes 246,742 square feet taken off-line for change of use and/or significant capital repositioning. Foothill Research Center located in Palo Alto submarket classified as held-for-sale as of September 30, 2024.

Page 17 of 32

Office Properties Occupancy Detail

	Submarket	Square Feet	% Occupied	% Leased
Los Angeles, California				
ICON	Hollywood	326,792	100.0	100.0
EPIC	Hollywood	301,127	100.0	100.0
Harlow	Hollywood	129,931	100.0	100.0
6040 Sunset	Hollywood	114,958	100.0	100.0
CUE	Hollywood	94,386	100.0	100.0
11601 Wilshire	West Los Angeles	499,398	91.4	91.4
Element LA	West Los Angeles	284,037	100.0	100.0
Fourth & Traction	Downtown Los Angeles	131,701	100.0	100.0
Maxwell	Downtown Los Angeles	102,963	69.1	69.1
San Francisco Bay Area, California				
Concourse	North San Jose	941,512	64.6	67.7
Gateway	North San Jose	609,539	68.4	68.4
Metro Plaza	North San Jose	457,040	55.2	55.2
Skyport Plaza	North San Jose	418,465	6.1	6.1
1740 Technology	North San Jose	215,857	100.0	100.0
1455 Market	San Francisco	1,038,134	60.4	60.4
Rincon Center	San Francisco	531,517	97.8	97.8
Ferry Building	San Francisco	266,402	97.7	98.9
901 Market	San Francisco	204,381	54.6	54.6
875 Howard	San Francisco	191,201	100.0	100.0
625 Second	San Francisco	138,354	38.7	38.7
275 Brannan	San Francisco	57,120	100.0	100.0
Palo Alto Square	Palo Alto	317,848	91.5	91.5
3400 Hillview	Palo Alto	207,857	100.0	100.0
Page Mill Hill	Palo Alto	181,965	58.2	58.2
Clocktower Square	Palo Alto	100,655	100.0	100.0
Page Mill Center	Palo Alto	96,062	82.7	82.7
3176 Porter	Palo Alto	46,759	100.0	100.0
Towers at Shore Center	Redwood Shores	335,005	84.3	85.0
Shorebreeze	Redwood Shores	230,931	75.1	77.7
555 Twin Dolphin	Redwood Shores	201,009	73.2	76.7
333 Twin Dolphin	Redwood Shores	183,072	72.7	74.2
Metro Center	Foster City	724,381	85.4	85.7
Techmart	Santa Clara	284,903	70.2	73.3
Seattle, Washington				
1918 Eighth	Denny Triangle	667,724	100.0	100.0
Hill7	Denny Triangle	285,310	99.6	100.0
5th & Bell	Denny Triangle	197,136	100.0	100.0
Met Park North	Denny Triangle	189,451	99.7	99.7
505 First	Pioneer Square	291,286	19.5	19.5
83 King	Pioneer Square	186,366	76.8	76.8
450 Alaskan	Pioneer Square	171,594	100.0	100.0
411 First	Pioneer Square	164,799	77.1	95.3
95 Jackson	Pioneer Square	31,613	—	—
Vancouver, British Columbia				
Bentall Centre	Downtown Vancouver	1,533,492	88.4	90.1
TOTAL IN-SERVICE OFFICE		**13,684,033**	**79.1 %**	**80.0 %**

Note: Definitions for commonly used terms on pages 27-29.

Page 18 of 32

15 Largest Office Tenants

		# of Properties	Lease Expiration	Occupied Square Feet		HPP's Share Annualized Base Rent	HPP's Share % of Annualized Base Rent
1	Google, Inc.	4	2025-2029	640,726	(1)	$ 52,945,408	10.3%
2	Amazon	3	2024-2031	990,788	(2)	28,606,067	5.5
3	Netflix, Inc.	3	2031	722,305	(3)	26,274,579	5.1
4	Riot Games, Inc.	1	2030	284,037		19,520,478	3.8
5	Uber Technologies, Inc.	1	2025	325,445		19,169,077	3.7
6	Salesforce.com	1	2025-2028	265,394	(4)	15,184,006	2.9
7	Nutanix, Inc.	1	2030	215,857		11,680,792	2.3
8	Dell EMC Corporation	2	2026-2027	130,021	(5)	9,033,014	1.8
9	City and County of San Francisco	2	2024-2067	226,007	(6)	9,009,759	1.7
10	Coupa Software, Inc.	1	2033	100,654		7,841,953	1.5
11	GitHub, Inc.	2	2024-2030	92,450	(7)	7,298,651	1.4
12	PayPal, Inc.	1	2030	131,701	(8)	6,359,052	1.2
13	Weil, Gotshal & Manges LLP	1	2026	76,278		6,280,735	1.2
14	Bank of America	4	2024-2027	80,899	(9)	5,543,925	1.1
15	TDK Corporation of America/Invensense	1	2025-2033	139,336	(10)	5,367,223	1.0
	TOTAL			**4,421,898**		**$230,114,719**	**44.5%**

Note: Definitions for commonly used terms on pages 27-29.

(1) Google, Inc. expirations: (i) 182,672 square feet in February 2025 at Foothill Research Center (held-for-sale), (ii) 208,843 square feet at Rincon Center in February 2028, (iii) 207,857 square feet at 3400 Hillview in November 2028 (early termination right between November 2025-February 2027) and (iv) 41,354 square feet at Ferry Building in October 2029.

(2) Amazon expirations: (i) 139,824 square feet at Met Park North in December 2024, (ii) 659,150 square feet at 1918 Eighth in September 2030 and (iii) 191,814 square feet at 5th & Bell in May 2031.

(3) Netflix, Inc. expirations: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC and (iii) 94,386 square feet at CUE.

(4) Salesforce.com expirations: (i) 83,016 square feet in July 2025, (ii) 83,372 square feet in April 2027 and (iii) 99,006 square feet in October 2028. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. in 2018 and in 2020 began paying us 50% of cash rents received pursuant to the sublease, or an average of $340,000 per month with annual growth thereafter, in addition to contractual base rent.

(5) Dell EMC Corporation expirations: (i) 83,549 square feet at 875 Howard in June 2026 and (ii) 46,472 square feet at 505 First in January 2027.

(6) City and County of San Francisco expirations: (i) 4,100 square feet at 1455 Market in December 2024, (ii) 24,474 square feet at 1455 Market in June 2025, (iii) 39,573 square feet at 1455 Market in September 2033, (iv) 157,154 square feet at 1455 Market in April 2045 and (v) 706 square feet at Ferry Building in April 2067.

(7) GitHub Inc. expirations: (i) 35,330 square feet at 625 Second in December 2024 and (ii) 57,120 square feet at 275 Brannan in June 2030.

(8) PayPal, Inc. has an early termination right at Fourth & Traction in July 2026.

(9) Bank of America expirations: (i) 68,991 square feet at 1455 Market in December 2024, (ii) 5,598 square feet at Palo Alto Square in March 2026, (iii) 122 square feet at Ferry Building in September 2026 and (iv) 6,188 square feet at Bentall Centre in January 2027.

(10) TDK Corporation of America/Invensense expirations at Concourse: (i) 86,534 square feet in April 2025 and (ii) 52,802 square feet in April 2033.

Page 19 of 32

Studio Properties & Services

STUDIO PROPERITES

	Owned/ Leased	Submarket	# of Stages	Square Feet	Stage % Leased	Total % Leased	Annualized Base Rent	HPP's Share Annualized Base Rent	Annualized Base Rent Per Square Foot
Los Angeles, California									
Sunset Gower Studios	Owned	Hollywood	12	559,141	100.0 %	82.0 %	$22,950,634	$ 11,704,823	$ 50.10
Sunset Bronson Studios	Owned	Hollywood	9	310,563	100.0	94.8	13,032,068	6,646,354	44.30
Sunset Las Palmas Studios(1)	Owned	Hollywood	11	341,464	29.8	42.7	6,640,541	3,386,676	43.46
Sunset Glenoaks Studios(2)	Owned	Sun Valley	7	241,000	N/A	N/A	N/A	N/A	N/A
TOTAL IN-SERVICE STUDIO			**39**	**1,452,168** (3)	**75.9 %**	**73.8 %**	**$42,623,243**	**$ 21,737,853**	**$ 47.11**
Quixote Studios	Various	Various	27	668,914	33.4%	28.9%	$10,942,784	$10,942,784	$ 64.93

STUDIO NOI DETAIL ($ in thousands)

Quarter to Date	Revenue Categories: Rental	Studio Ancillary	Pro Supplies	Transportation	Location	Total Studio Revenues	Total Studio Expenses	Total Studio NOI
In-Service Studio	$10,404	$4,616	N/A	N/A	N/A	$15,020	$10,418	$4,602
Quixote Studios & Services	3,315	5,562	2,162	6,322	1,070	18,431	24,921	(6,490)
TOTAL	**$13,719**	**$10,178**	**$2,162**	**$6,322**	**$1,070**	**$33,451**	**$35,339**	**$(1,888)**

Note: Definitions for commonly used terms on pages 27-29.

(1) Two stages comprising 21,295 square feet were permanently taken out of service in the third quarter to provide for additional parking.
(2) Trailing 12-month annualized base rent and occupancy will be available one year following construction completion in second quarter 2025.
(3) Excludes 25,244 square feet taken off-line for change of use and/or significant capital repositioning.

Page 20 of 32

Page 21 of 32 Office Leasing Activity Dollars reflected are per square foot Three Months Ended 9/30/24 Nine Months Ended 9/30/24 Gross leasing activity New cash rate $51.55 $45.37 Renewal cash rate $47.92 $54.58 New square feet leased 302,121 951,236 Renewal square feet leased 237,151 636,182 Total square feet leased 539,272 1,587,418 Leases expired and terminated Contractual expiration square feet 270,085 939,346 Early termination square feet 9,388 317,286 Total square feet expired/terminated 279,473 1,256,632 GAAP rent expiring rate $54.04 $49.80 GAAP rent new/renewal rate $47.80 $49.41 % change in GAAP rent (11.5) % (0.8) % Cash rent expiring rate $58.66 $56.01 Cash rent new/renewal rate $50.83 $49.77 % change in cash rent (13.3) % (11.2) % Tenant improvements & leasing commissions (total / annual) New leases $90.13 / $12.68 $70.34 / $8.33 Renewal leases $19.58 / $3.78 $31.62 / $6.89 Blended $57.82 / $9.28 $55.08 / $7.95 Net effective rent New leases $50.86 $45.11 Renewal leases $50.04 $54.75 Blended $50.49 $48.91 Weighted average lease term (in months) New leases 85.3 101.3 Renewal leases 62.2 55.1 Blended 74.7 83.1 Note: Definitions for commonly used terms on pages 27-29.

Expiring Office Leases Summary

	# of Leases Expiring	Square Feet Expiring (1)	HPP's Share Square Footage of Expiring Leases (1)	Annualized Base Rent	% of Office Annualized Base Rent	Annualized Base Rent Per Square Foot	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration
Vacant		3,538,608	3,415,539					
Q3-2024	13	46,209	22,476	1,008,633	0.2	44.88	1,008,630	44.88
Q4-2024	66	670,296	613,033	29,519,806	5.7	48.15	28,583,539	46.63
Total 2024	79	716,505	635,509	30,528,439	5.9	48.04	29,592,169	46.56
2025[2]	180	1,853,979	1,607,823	95,593,831	18.4	59.46	94,496,057	58.77
2026	124	793,765	734,608	46,060,058	8.9	62.70	48,541,784	66.08
2027	133	1,169,825	1,015,989	62,051,566	11.9	61.08	66,222,036	65.18
2028	82	1,272,326	1,068,699	75,457,743	14.5	70.61	82,431,459	77.13
2029	67	661,479	523,232	34,293,584	6.6	65.54	38,569,764	73.71
2030	37	1,681,773	1,329,895	74,825,609	14.4	56.26	84,264,131	63.36
2031	25	1,138,767	703,270	43,160,311	8.3	61.37	53,846,150	76.57
2032	11	252,080	150,144	8,900,585	1.7	59.28	11,063,587	73.69
2033	16	543,784	435,673	23,493,815	4.5	53.93	29,475,754	67.66
Thereafter	34	653,142	462,646	21,134,104	4.1	45.68	31,261,368	67.57
Building management use	56	266,093	238,109	—	—	—	—	—
Signed leases not commenced	28	119,669	96,936	4,189,422	0.8	43.22	4,885,780	50.40
TOTAL/ WEIGHTED AVERAGE	**872**	**14,661,795**	**12,418,072**	**$519,689,067**	**100.0 %**	**$ 57.73**	**$574,650,039**	**$ 63.83**

Note: Definitions for commonly used terms on pages 27-29.

(1) Total expiring square footage does not include month-to-month leases.

(2) The 2025 expiring square footage includes 182,672 square feet related to the Google, Inc. lease at Foothill Research Center, which is classified as held-for-sale as of September 30, 2024.

Page 22 of 32

Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters

	Q4 2024			Q1 2025			Q2 2025			Q3 2025		
	Square Feet		Rent Per Square Foot	Square Feet		Rent Per Square Foot	Square Feet		Rent Per Square Foot	Square Feet		Rent Per Square Foot
Uncommenced Office Leases												
Los Angeles, California	—	$	—	—	$	—	—	$	—	—	$	—
San Francisco Bay Area, California	27,475		59.25	5,379		66.60	29,357		33.00	—		—
Seattle, Washington	30,690		37.53	1,218		20.00	—		—	—		—
Vancouver, British Columbia	15,403		29.46	3,459		26.65	6,688		30.35	—		—
TOTAL	**73,568**	**$**	**43.95**	**10,056**	**$**	**47.21**	**36,045**	**$**	**32.51**	**—**	**$**	**—**
Backfilled Office Leases												
Los Angeles, California	—	$	—	—	$	—	—	$	—	—	$	—
San Francisco Bay Area, California	28,256		50.25	8,633		42.00	—		—	—		—
Seattle, Washington	4,084		33.17	6,372		39.00	—		—	—		—
Vancouver, British Columbia	22,593		37.55	1,890		24.43	—		—	—		—
TOTAL	**54,933**	**$**	**43.75**	**16,895**	**$**	**38.90**	**—**	**$**	**—**	**—**	**$**	**—**
Expiring Office Leases[1]												
Los Angeles, California	36,955	$	26.31	4,898	$	—	11,346	$	60.67	10,163	$	72.85
San Francisco Bay Area, California	343,983		53.28 [2]	641,306		63.18 [3]	233,639		48.67 [4]	288,652		65.41 [5]
Seattle, Washington	224,897		40.59 [6]	65,507		48.80 [7]	172,444		46.45 [8]	3,320		—
Vancouver, British Columbia	64,461		14.52	51,280		13.24	76,983		29.83	30,056		33.26
TOTAL	**670,296**	**$**	**43.81**	**762,991**	**$**	**58.18**	**494,412**	**$**	**45.24**	**332,191**	**$**	**62.07**

	Q4 2025			Q1 2026			Q2 2026			Q3 2026		
	Square Feet		Rent Per Square Foot	Square Feet		Rent Per Square Foot	Square Feet		Rent Per Square Foot	Square Feet		Rent Per Square Foot
Uncommenced Office Leases												
Los Angeles, California	—	$	—	—	$	—	—	$	—	—	$	—
San Francisco Bay Area, California	—		—	—		—	—		—	—		—
Seattle, Washington	—		—	—		—	—		—	—		—
Vancouver, British Columbia	—		—	—		—	—		—	—		—
TOTAL	**—**	**$**	**—**	**—**	**$**	**—**	**—**	**$**	**—**	**—**	**$**	**—**
Backfilled Office Leases												
Los Angeles, California	—	$	—	—	$	—	—	$	—	—	$	—
San Francisco Bay Area, California	—		—	—		—	—		—	—		—
Seattle, Washington	—		—	—		—	—		—	—		—
Vancouver, British Columbia	—		—	—		—	—		—	—		—
TOTAL	**—**	**$**	**—**	**—**	**$**	**—**	**—**	**$**	**—**	**—**	**$**	**—**
Expiring Office Leases[1]												
Los Angeles, California	29,747	$	59.45	57,560	$	63.64	5,197	$	71.18	9,807	$	64.56
San Francisco Bay Area, California	179,885		64.34	133,632		70.10	163,280		73.24 [9]	188,209		67.51 [10]
Seattle, Washington	5,495		29.57	46,237		25.77	—		—	1,861		41.80
Vancouver, British Columbia	49,258		37.30	34,576		29.83	10,794		26.21	15,816		34.24
TOTAL	**264,385**	**$**	**58.03**	**272,005**	**$**	**56.08**	**179,271**	**$**	**70.35**	**215,693**	**$**	**64.71**

Page 23 of 32

Page 24 of 32 Uncommenced, Backfilled & Expiring Office Leases—Next Eight Quarters (continued) Note: Definitions for commonly used terms on pages 27-29. (1) Excludes building management offices with various expiration dates. (2) Includes Bank of America at 1455 Market for 68,991 square feet in December 2024. (3) Includes Uber Technologies, Inc. for 325,445 square feet at 1455 Market and Google, Inc. for 182,672 square feet at Foothill Research Center (held-for-sale) both in February 2025. (4) Includes TDK Corporation of America/Invensense at Concourse for 86,534 square feet in April 2025. (5) Includes Salesforce.com at Rincon Center for 83,016 square feet in July 2025. (6) Includes Amazon at Met Park North for 139,824 square feet and RealSelf, Inc. at 83 King for 74,700 square feet both in December 2024. (7) Includes WeWork Companies Inc. at Hill7 for 54,336 square feet in February 2025. (8) Includes HBO Code Labs, Inc. at Hill7 for 112,222 square feet in May 2025. (9) Includes Dell EMC Corporation at 875 Howard for 83,549 square feet in June 2026. (10) Includes Weil, Gotshal & Manges LLP at Towers at Shore Center for 76,278 square feet in August 2026.

In Process & Future Development Pipeline[1]

Unaudited, in thousands, except square feet

IN PROCESS DEVELOPMENT

Under Construction	Submarket	Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date	Estimated Square Feet	% Leased	Project Costs as of 9/30/24[4]	Total Estimated Project Costs[4]	Estimated Stabilized Yield
New York, New York									
Sunset Pier 94 Studios[5]	Manhattan	Q3-2023	Q4-2025	Q3-2026	232,000	—%	$ 160,040	$305,000-$325,000	7.7%-8.2%
TOTAL					**232,000**		**$ 160,040**		

Recently Completed	Submarket	Completion Date	Estimated Stabilization Date	Estimated Square Feet	% Occupied	% Leased
Seattle, Washington						
Washington 1000	Denny Triangle	Q2-2024	Q3-2026	546,000	0.5%	0.6%
TOTAL				**546,000**		

FUTURE DEVELOPMENT PIPELINE

	Type	Submarket	Estimated Square Feet		Project Costs as of 9/30/24[6]
Los Angeles, California					
Sunset Las Palmas Studios—Development	Studio	Hollywood	617,581	$	29,048
Sunset Gower Studios—Development	Office/Studio	Hollywood	478,845	$	7,889
Sunset Bronson Studios Lot D—Development	Residential	Hollywood	33 units/19,816	$	—
Element LA—Development	Office	West Los Angeles	500,000	$	—
10900-10950 Washington[7]	Residential	West Los Angeles	N/A	$	801
Vancouver, British Columbia					
Burrard Exchange	Office	Downtown Vancouver	450,000	$	7,478
Greater London, United Kingdom					
Sunset Waltham Cross Studios	Studio	Broxbourne	1,167,347	$	297,643
TOTAL			**3,233,589**	**$**	**342,859**

Note: Definitions for commonly used terms on pages 27-29.

(1) Represents 100% share of consolidated and unconsolidated joint ventures. See page 26 for HPP's share of joint venture properties.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of temporary certificate of occupancy or equivalent.
(4) Includes land and acquisition costs for Sunset Pier 94 Studios for $41.7 million.
(5) Trailing 12-month leased percentage for Sunset Pier 94 Studios will be disclosed one year following completion.
(6) Includes land and acquisition costs for Sunset Las Palmas Studios—Development for $20.8 million and Sunset Waltham Cross Studios for $174.0 million.
(7) Pending entitlement to develop approximately 500 residential units.

Page 25 of 32

Consolidated & Unconsolidated Ventures

	Venture Partner	Submarket	Square Feet[1]	HPP Ownership %
CONSOLIDATED VENTURES				
Los Angeles, California[2]				
Sunset Gower Studios	Blackstone	Hollywood	1,044,636	51.0 %
Sunset Las Palmas Studios	Blackstone	Hollywood	977,639	51.0 %
Sunset Bronson Studios	Blackstone	Hollywood	330,379	51.0 %
ICON	Blackstone	Hollywood	326,792	51.0 %
EPIC	Blackstone	Hollywood	301,127	51.0 %
Harlow	Blackstone	Hollywood	129,931	51.0 %
6040 Sunset	Blackstone	Hollywood	114,958	51.0 %
CUE	Blackstone	Hollywood	94,386	51.0 %
Sunset Glenoaks Studios	Blackstone	Sun Valley	241,000	50.0 %
San Francisco, California				
Ferry Building	Allianz	San Francisco	266,402	55.0 %
Seattle, Washington				
1918 Eighth	CPPIB	Denny Triangle	667,724	55.0 %
Hill7	CPPIB	Denny Triangle	285,310	55.0 %
UNCONSOLIDATED VENTURES				
New York, New York				
Sunset Pier 94 Studios	Blackstone/Vornado	Manhattan	232,000	25.6 %
Vancouver, British Columbia				
Bentall Centre[3]	Blackstone	Downtown Vancouver	1,983,492	20.0 %
Greater London, United Kingdom				
Sunset Waltham Cross Studios[3]	Blackstone	Broxbourne	1,167,347	35.0 %

(1) Inclusive of estimated developable square feet.
(2) With the exception of Sunset Glenoaks Studios, Los Angeles properties owned jointly with Blackstone collectively referred to as the Hollywood Media Portfolio.
(3) Dollar amounts in this document shown in USD using the applicable foreign currency exchange rates as of September 30, 2024.

Page 26 of 32

Page 27 of 32 Definitions Adjusted EBITDAre: Adjusted EBITDAre represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP’s share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP’s share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annualized Base Rent (“ABR”): For office properties, calculated by multiplying (i) cash base rents under commenced leases excluding tenant reimbursements as of September 30, 2024 by (ii) 12. On a per square foot basis, ABR is divided by square footage under commenced leases as of September 30, 2024. For all expiration years, ABR is calculated as (i) cash base rents at expiration under commenced leases divided by (ii) square footage under commenced leases as of September 30, 2024. The methodology is the same when calculating ABR per square foot either in place or at expiration for uncommenced leases. Rent data is presented without regard to cancellation options. Where applicable, rental rates converted to USD using the foreign currency exchange rate as of September 30, 2024. For studio properties, ABR reflects actual base rent for the 12 months ended September 30, 2024, excluding tenant reimbursements. ABR per leased square foot calculated as (i) annual base rent divided by (ii) square footage under lease as of September 30, 2024. Average Percent Occupied: For same-store office properties, represents the average percent occupied during the three months ended September 30, 2024. For same-store studio properties, represents the average percent leased for the 12 months ended September 30, 2024. Backfilled Office Leases: Defined as new leases with respect to occupied space executed on or prior to September 30, 2024, but with commencement dates after September 30, 2024, and within the next eight quarters. Cash Rent Growth: Initial stabilized cash rents on new and renewal leases compared to expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Consolidated Debt: Consolidated unsecured and secured debt. Consolidated Debt, Net: Similar to consolidated debt, less consolidated cash and cash equivalents. Consolidated Unsecured and Secured Debt: Excludes joint venture partner debt, unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. Includes full amount of debt related to the Hill7, Hollywood Media Portfolio, 1918 Eighth and Sunset Glenoaks Studios joint ventures. Diluted Shares: Represents an estimate of the total shares and units, including those issuable under our 2022 and 2023 Performance Stock Unit (“PSU”) Plans as of quarter end, based on the projected award potential of such programs as of the end of such periods, calculated in accordance with Accounting Standards Codification (“ASC”) 260, Earnings Per Share. Effective Interest Rate: Interest rate with respect to indebtedness calculated based on a 360-day year for actual days elapsed. Debt with a variable interest rate component reflects SOFR or CORRA as of September 30, 2024, except to the extent that such debt is subject to a rate which has been fixed pursuant to a swap is above the capped rate, in which case the rate is calculated based on the swapped or capped rate, as applicable. Page 14 details our interest rate hedging instruments. We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of September 30, 2024, no such election had been made.

Page 28 of 32 Definitions (continued) Estimated Stabilized Yield: Calculated as the quotient of estimated NOI and our investment in a property once project stabilizes and initial rental concessions, if any, have elapsed, excluding the impact of leverage. Cash rents related to development and redevelopment projects are expected to increase over time and average cash yields are expected to be greater than estimated initial stabilized yields. Our estimates for cash yields and total costs at completion represent our current estimates, which may be updated upon project completion or sooner, if there are significant changes to expected yields or costs. We caution against placing undue reliance on the estimated stabilized yields which are based solely on our estimates, using data available to us during the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual stabilized yields will be consistent with the estimated stabilized yields set forth herein. Estimated Project Costs: Estimated project costs exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Estimated Square Feet: Represents management’s estimate of leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. For land properties, square footage represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Estimated Stabilization Date: Based on management’s estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of cash rental payments. Funds from Operations (“FFO”): We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. GAAP Effective Rate: Similar to effective interest rate except it includes the amortization of deferred financing costs and loan discounts/ premiums. HPP’s Share: Non-GAAP financial measures calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest. HPP’s Share of Debt: Similar to consolidated debt except it includes HPP’s share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt.

Page 29 of 32 In-Service Properties: Owned properties, excluding repositioning, redevelopment, development and held for sale properties. Studio development properties are incorporated into the in-service portfolio the earlier of one year following completion or the project’s estimated stabilization date. Office development properties are incorporated into the in-service portfolio the earlier of 92% occupancy or the project’s estimated stabilization date. Net Effective Rent: Weighted average straight-line annual cash rent, net of annualized tenant improvements and lease commissions. Triple net (NNN) and modified gross base rents are adjusted to include estimated annual expenses consistent with those included in comparable full service gross base rents. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight- line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Operating Partnership: The Company conducts all of its operations through the Operating Partnership, Hudson Pacific Properties, L.P., and serves as its sole general partner. As of September 30, 2024, the Company owned 95.2% of the ownership interest in the Operating Partnership, including unvested restricted units. Outstanding Balance: Outstanding debt balances including partners’ share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Percent Occupied/Leased: For office properties, calculated as (i) square footage under commenced leases as of September 30, 2024, divided by (ii) total square feet, expressed as a percentage, whereas percent leased includes uncommenced leases. For studio properties, percent leased reflects the average percent leased for the 12 months ended September 30, 2024. Project Costs: Exclude interest costs capitalized in accordance with ASC 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340. Same-Store Office: Same-store office for the three months ended September 30, 2024 defined as all properties owned and included in our stabilized office portfolio as of July 1, 2023 and still owned and included in the stabilized office portfolio as of September 30, 2024. Same- store office for the nine months ended September 30, 2024 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2023 and still owned and included in the stabilized office portfolio as of September 30, 2024. Same-Store Studio: Same-store studio for the three months ended September 30, 2024 defined as all properties owned and included in our stabilized studio portfolio as of July 1, 2023 and still owned and included in the stabilized studio portfolio as of September 30, 2024. Same- store studio for the nine months ended September 30, 2024 defined as all properties owned and included in our stabilized studio portfolio as of January 1, 2023 and still owned and included in the stabilized studio portfolio as of September 30, 2024. Straight-Line Rent Growth: Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months. Excludes tenants paying percentage rent in lieu of base rent. Uncommenced Office Leases: Defined as new leases with respect to vacant space executed on or prior to September 30, 2024, but with commencement dates after September 30, 2024 and within the next eight quarters. Definitions (continued)

Non-GAAP Reconciliations

Unaudited, in thousands

RECONCILIATION OF NET LOSS TO NOI

	Three Months Ended		Nine Months Ended	
	9/30/24	9/30/23	9/30/24	9/30/23
Net loss	$ (107,013)	$ (35,752)	$ (207,925)	$ (82,046)
Adjustments:				
Loss from unconsolidated real estate entities	3,219	759	6,443	2,219
Fee income	(1,437)	(340)	(3,933)	(5,026)
Interest expense	45,005	53,581	133,253	162,036
Interest income	(542)	(800)	(1,975)	(1,407)
Management services reimbursement income—unconsolidated real estate entities	(989)	(1,015)	(3,187)	(3,138)
Management services expense—unconsolidated real estate entities	989	1,015	3,187	3,138
Transaction-related expenses	269	—	2,306	(1,344)
Unrealized loss on non-real estate investments	1,081	2,265	3,024	2,269
Gain on sale of real estate	—	(16,108)	—	(23,154)
Impairment loss	36,543	—	36,543	—
Gain on extinguishment of debt	—	—	—	(10,000)
Other expense (income)	28	(5)	(1,449)	(139)
Income tax provision (benefit)	2,183	(425)	2,693	715
General and administrative	19,544	17,512	59,959	55,177
Depreciation and amortization	86,672	98,580	265,324	294,654
NOI	**$ 85,552**	**$ 119,267**	**$ 294,263**	**$ 393,954**
Add: HPP's share of NOI from unconsolidated real estate entities	2,462	2,766	8,267	8,307
Less: NOI attributable to non-controlling interests	11,634	23,628	46,018	75,385
HPP's share of NOI	**$ 76,380**	**$ 98,405**	**$ 256,512**	**$ 326,876**
NOI Detail				
Same-store office cash revenues	$ 161,711	$ 176,830	$ 485,880	$ 526,224
Straight-line rent	(10,578)	(3,632)	(14,757)	(3,494)
Amortization of above/below-market leases, net	1,050	1,359	3,437	4,266
Amortization of lease incentive costs	(417)	(91)	(713)	(286)
Same-store office revenues	151,766	174,466	473,847	526,710
Same-store studios cash revenues	14,959	14,053	54,292	53,110
Straight-line rent	(181)	316	118	1,227
Amortization of lease incentive costs	(9)	(9)	(28)	(28)
Same-store studio revenues	14,769	14,360	54,382	54,309
Same-store revenues	**166,535**	**188,826**	**528,229**	**581,019**
Same-store office cash expenses	70,043	68,766	201,274	197,222
Straight-line rent	371	376	1,119	1,189
Non-cash compensation expense	16	35	50	105
Amortization of above/below-market ground leases, net	628	628	1,884	1,884
Same-store office expenses	71,058	69,805	204,327	200,400
Same-store studio cash expenses	9,770	8,879	33,851	30,194
Non-cash compensation expense	43	114	134	339
Same-store studio expenses	9,813	8,993	33,985	30,533
Same-store expenses	**80,871**	**78,798**	**238,312**	**230,933**
Same-store NOI	**85,664**	**110,028**	**289,917**	**350,086**
Non-same-store NOI	**(112)**	**9,239**	**4,346**	**43,868**
NOI	**$ 85,552**	**$ 119,267**	**$ 294,263**	**$ 393,954**

Page 30 of 32

Non-GAAP Reconciliations (continued)

Unaudited, in thousands

HUDSON PACIFIC PROPERTIES

RECONCILIATIONS OF NET LOSS TO ADJUSTED EBITDARE (ANNUALIZED) AND TOTAL UNSECURED AND SECURED DEBT TO CONSOLIDATED DEBT, NET AND HPP'S SHARE OF DEBT, NET

	Three Months Ended	
	9/30/24	9/30/23
Net loss	$ (107,013)	$ (35,752)
Interest income—consolidated	(542)	(800)
Interest expense—consolidated	45,005	53,581
Depreciation and amortization—consolidated	86,672	98,580
EBITDA	24,122	115,609
Unconsolidated real estate entities depreciation and amortization	1,231	1,165
Unconsolidated real estate entities interest expense	3,857	1,788
EBITDAre	29,210	118,562
Impairment loss	36,543	—
Unrealized loss on non-real estate investments	1,081	2,265
Gain on sale of real estate	—	(16,108)
Other expense (income)	28	(5)
Transaction-related expenses	269	—
Non-cash compensation expense	5,960	5,522
Straight-line rent receivables, net	11,838	4,200
Non-cash amortization of above/below-market leases, net	(1,195)	(1,525)
Non-cash amortization of above/below-market ground leases, net	662	687
Amortization of lease incentive costs	518	289
Income tax provision (benefit)	2,183	(425)
Adjusted EBITDAre	87,097	113,462
Studio cash NOI	892	3,025
Office adjusted EBITDAre	87,989	116,487
x Annualization factor	4	4
Annualized office adjusted EBITDAre	351,956	465,948
Trailing 12-month studio cash NOI[(1)]	25,736	29,444
Cash adjusted EBTIDAre for selected ratios	**377,692**	**495,392**
Less: Partners' share of cash adjusted EBITDAre	(65,434)	(96,187)
HPP's share of cash adjusted EBITDAre	**$ 312,258**	**$ 399,205**
Total consolidated unsecured and secured debt	4,151,650	4,433,118
Less: Consolidated cash and cash equivalents	(90,692)	(75,040)
Consolidated debt, net	**$ 4,060,958**	**$ 4,358,078**
Less: Partners' share of debt, net	(652,829)	(659,238)
HPP's share of debt, net	**$ 3,408,129**	**$ 3,698,840**
Consolidated debt, net/cash adjusted EBITDAre for selected ratios	**10.8x**	**8.8x**
HPP's share of debt, net/HPP's share of cash adjusted EBITDAre for selected ratios	**10.9x**	**9.3x**

(1) Trailing 12-month studio cash NOI for the calculation of cash adjusted EBITDAre for the three months ended September 30, 2024 includes the studio cash NOI contribution from In-Service Studio but excludes Quixote Studios & Services.

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Page 32 of 32 Non-GAAP Reconciliations (continued) Unaudited, in thousands RECONCILIATIONS OF TOTAL ASSETS TO HPP’S SHARE OF UNDEPRECIATED BOOK VALUE AND TOTAL UNSECURED AND SECURED DEBT TO HPP’S SHARE OF DEBT, NET 9/30/24 9/30/23 Total assets $ 8,317,392 $ 8,986,802 Add: Accumulated depreciation 1,885,536 1,779,599 Add: Accumulated amortization 192,653 206,284 Less: Partners’ share of consolidated undepreciated book value (1,395,140) (1,545,375) Less: Investment in unconsolidated real estate entities (227,418) (236,248) Add: HPP’s share of unconsolidated undepreciated book value 338,178 390,229 HPP’s share of undepreciated book value $ 9,111,201 $ 9,581,291 Total consolidated unsecured and secured debt $ 4,151,650 $ 4,433,118 Less: Consolidated cash and cash equivalents (90,692) (75,040) Consolidated debt, net $ 4,060,958 $ 4,358,078 Less: Partners’ share of debt, net (652,829) (659,238) HPP’s share of debt, net $ 3,408,129 $ 3,698,840 HPP’s share of debt, net/HPP’s share of undepreciated book value 37.4% 38.6%